EXHIBIT 3

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of this statement on Schedule 13D and to all amendments to such
 Schedule 13D and that such statement on Schedule 13D and all amendments to such statement is made on behalf of each of them.

      IN WITNESS WHEREOF, the undersigned hereby execute this agreement this 5th day of June, 1998.


                               CONSOL ENERGY INC.


                               By: /s/Michael F. Nemser
                                  ______________________________



                               CONSOL INC.


                               By: /s/ Michael F. Nemser
                                   ______________________________
                               Michael F. Nemser
                               Senior Vice President - Administration


                               E. I. DU PONT DE NEMOURS AND COMPANY


                               By: /s/ John Sargent
                                  _______________________________
                               Vice President and Treasurer

                               DUPONT ENERGY COMPANY


                               By: /s/ Charles L. Downing
                                  ______________________________


                               RHEINBRAUN AKTIENGESELLSCHAFT


                               By: /s/ ppa. Peter Kausch
                                  _________________________________


                               By: /s/ ppa. Rolf Zimmermann
                                   _______________________________